Form N-SAR, Sub-Item 77C
Submission of matters to a vote of
security holders

Nuveen Investment Quality
Municipal Fund, Inc.
33-34483, 811-06091

An annual meeting of the
shareholders of
Nuveen Investment Quality Municipal
Fund,
Inc. (the Fund) was held July 26,
2005.

The purpose of the meeting was to

1. elect nine (9) directors to serve
2. until their successors shall
3. have been duly elected and
4. qualified;

Approval of the Board Members
was reached as follows:

Robert P. Bremner
For 32,753,131
Withhold 350,562

Lawrence H. Brown
For  32,731,541
Withhold 372,152

Jack B. Evans
For  32,763,449
Withhold  340,244

William C. Hunter
For 32,764,501
Withhold  339,192

David J. Kundert
For 32,758,179
Withhold  345,514

William J. Schneider, elected by Preferred
shareholders only
For 11,416
Withhold  71

Timothy R. Schwertfeger, elected by
 Preferred shareholders only
For 11,416
Withhold  71

Judith M. Stockdale
For 32,760,785
Withhold  342,908

Eugene S. Sunshine
For  32,746,974
Withhold  356,719

5. approve a new Investment
6.  Management Agreement .

The number of shares voted in the
 affirmative:
32,473,248 and
the number of negative votes:
  281,107

Proxy materials are herein
incorporated by reference
to the SEC filing on June 21, 2005,
under
Conformed Submission Type DEF
14A, accession
number 0000950137-05-007653.